UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 28, 2014

Dynavax Technologies Corporation

(Exact name of registrant as specified in its charter)

Commission File Number:  001-34207

Delaware	33-0728374
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2929 Seventh Street, Suite 100

Berkeley, CA 94710-2753

(Address of principal executive offices, including zip code)

(510) 848-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2014, Dynavax Technologies Corporation (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”), at the Company's executive office in Berkeley, California. At the Annual Meeting, the stockholders of the Company approved the 2014 Employee Stock Purchase Plan (the “ESPP”), pursuant to which the Company may issue up to 500,000 shares of its common stock to its employees at purchase prices set forth in the ESPP, subject to the limitations set forth in the ESPP.  The ESPP provides a means by which the Company’s employees may be given an opportunity to purchase shares of the Company’s common stock at a discount through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for the Company’s success.

A more detailed description of the ESPP is set forth under the heading “Proposal No. 3 Approval of 2014 Employee Stock Purchase Plan” in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 28, 2014. The foregoing description of the ESPP is not purported to be complete, and is qualified by reference to the complete ESPP, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 28, 2014, the Company held its Annual Meeting. A total of 262,855,958 shares of the Company's common stock were entitled to vote as of April 10, 2014, the record date for the Annual Meeting. There were 219,300,444 shares present in person or by proxy at the Annual Meeting, at which the stockholders were asked to vote on five (5) proposals. Set forth below are the matters acted upon by the stockholders, and the final voting results of each such proposal. The proposals are described in detail in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 28, 2014.

Proposal 1. Election of Directors

The stockholders elected Daniel L. Kisner, M.D., Stanley L. Plotkin, M.D. and Natale Ricciardi as Class II Directors of the Company to hold office until the 2017 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.  The voting for each director was as follows:

Nominee	Votes Cast For	Votes Withheld	Broker Non-Votes
Daniel L. Kisner, M.D.	130,031,168	21,739,436	67,529,840
Stanley L. Plotkin, M.D.	120,453,503	31,317,101	67,529,840
Natale Ricciardi	130,965,726	20,804,878	67,529,840

Proposal 2. Amendments to the Company's Sixth Amended and Restated Certificate of Incorporation to Effect a Reverse Stock Split and a Reduction in Authorized Shares of Common Stock

The stockholders approved an amendment to the Company's Sixth Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock, whereby each outstanding 4, 5, 6, 7, 8, 9 or 10 shares would be combined, converted, and changed into one share of the Company’s common stock and for reverse splits in the range of 1-for-4 to 1-for-10, a reduction in the number of authorized shares of common stock from 350,000,000 to 174,500,000, 139,500,000, 116,500,000, 99,500,000, 87,000,000, 77,500,000 or 69,500,000, respectively; to be determined by the Board of Directors prior to the 2015 Annual Meeting of Stockholders.  The votes were as follows:

For	Against	Abstain
192,990,948	24,890,307	1,419,189

Proposal 3. Approval of 2014 Employee Stock Purchase Plan

The stockholders approved the Company’s 2014 Stock Purchase Plan.  The votes were as follows:

For	Against	Abstain	Broker Non-Votes
147,600,817	2,683,066	1,486,721	67,529,840

Proposal 4. Advisory Vote on Executive Compensation

The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement.  The votes were as follows:

For	Against	Abstain	Broker Non-Votes
97,793,778	52,351,693	1,625,133	67,529,840

Proposal 5. Ratification of Selection of Independent Registered Public Accounting Firm

The stockholders ratified the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014.  The votes were as follows:

For	Against	Abstain
198,114,663	20,169,120	1,016,661

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

10.1 Dynavax Technologies Corporation 2014 Employee Stock Purchase Plan.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynavax Technologies Corporation

Date May 29, 2014	By:	/s/ David Johnson
David Johnson Vice President

EXHIBIT INDEX

Exhibit No.  Description

EX-10.1 Dynavax Technologies Corporation 2014 Employee Stock Purchase Plan.